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                                                                Exhibit: 10.11FD

                        BUSINESS LOAN NOTE WITH COVENANTS

                                                                 August 27, 1998
                                                      Farmington Hills, Michigan

Up to $1,000,000.00

For value received, FUNDEX GAMES, LTD., a Nevada corporation (the "Borrower") promises to pay to LIBERTY BIDCO INVESTMENT CORPORATION, a Michigan Corporation ("BIDCO"), at 30833 Northwestern Highway, Suite 211, Farmington Hills, Michigan 48334-2582, the principal sum of up to One Million Dollars ($1,000,000.00) plus interest computed on the basis of the actual number of days elapsed in a year of 360 days at the rate of:

      Three and One-Half (3-1/2) percentage points above the rate published by the Wall Street Journal for the first business day of every month as the "prime" rate per annum ("Note Rate"), until maturity. The "prime" rate published for the first business day of each month will change the Note Rate effective for that month and shall be used to calculate the payment due (whether interest only or principal and interest, as set forth below) on the last business day of that month.

      After maturity, the interest rate on all principal or interest outstanding, whether by acceleration or otherwise, shall be eight (8%) percentage points above the Note Rate.

1. PAYMENT OF LOAN PROCEEDS: The proceeds of the loan shall be disbursed to Borrower as follows:

      1.1 Upon execution of this note, $500,000 (net of expenses) shall be disbursed to Borrower; and

      1.2 The remaining $500,000 shall be disbursed to Borrower if each of the following occur:

                        A. Borrower shall have simultaneously closed a loan of
                  at least $1,870,000 and not more than $2,500,000 with a senior lender ("Senior Lender") reasonably satisfactory to BIDCO; and

                        B. BIDCO and Senior Lender shall have executed a
                  Subordination Agreement reasonably satisfactory to BIDCO.

            Disbursement may occur at any time on or after closing if all of the conditions are met. BIDCO is not required to disburse after September 1, 1999 if the conditions are not met by that time.

            No disbursement by BIDCO shall be required, then or at any time in the future unless such conditions are met. In addition, if Borrower is not in full compliance
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            with this note and the other loan documents, then disbursement of the proceeds shall be subject to the resolution of such noncompliance. In no event shall BIDCO be obligated to make any disbursement if an Event of Default hereunder has occurred and is continuing.

2. PAYMENT: Commencing on the last business day of the month following the month in which the Closing occurs, the Borrower will pay the following sums:

      FIRST TWELVE MONTHS: Interest only payments based on the Note Rate due on the last business day of each month.

      THIRTEENTH THROUGH SIXTIETH MONTHS: Interest and Principal in equal monthly installments so as to entirely amortize the principal over sixty
      (60) months from the due date of the first payment of principal and interest, based on the Note Rate, on the last business day of each month, with the entire outstanding principal due on the sixtieth month. The monthly installment will be adjusted if the Prime Rate changes.

      In all events, payment in full shall be due five (5) years from the date hereof at which time the entire balance of unpaid principal plus accrued interest shall be due and payable immediately. Each payment shall be applied first to outstanding revenue participation fees, then to accrued interest, then to principal. All payments shall be made to BIDCO at its office at the above address.

      In the event payment is not received by BIDCO on or before the date due, (or the next business day if the due date is a Saturday, Sunday or legal holiday) a late fee in the amount of five percent (5%) of the payment amount due will be immediately payable by the Borrower to BIDCO.

3. PREPAYMENT: This Note may be prepaid without penalty at any time. In the event of a prepayment, the Revenue Participation Agreement, and Continuing Security Agreement, of even date entered into by the Borrower and BIDCO, and the Guaranties executed by certain of Borrower's shareholders, shall remain in full force and effect until all sums due thereunder have been paid in full.

4. SECURITY: To secure the payment of this Note and any other present or future liability of the Borrower to BIDCO, whether several, joint, or joint and several, the Borrower pledges and grants to BIDCO a first continuing security interest in all of Borrower's accounts, chattel paper, instruments and general intangibles, machinery and equipment, inventory and supplies, all furniture and fixtures and interest in joint ventures or other entities, as more fully defined in the Continuing Security Agreement, of even date, and all of its additions, substitutions, increments, proceeds and products, whether now or later acquired ("Collateral"). Notwithstanding the above, BIDCO's security interest is subordinate to the "Senior Lender" identified on Exhibit "B", if any.


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5.    REPRESENTATIONS AND WARRANTIES: Borrower represents that (i) it is a
      Nevada corporation, and is authorized to execute this Note, which constitutes valid and binding obligations enforceable against it in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditor's rights generally and subject to general principles of equity; (ii) all balance sheets, profit and loss statements and other information furnished to BIDCO, if any, are to the best of Borrower's knowledge true, accurate and fairly reflect the financial condition of Borrower, on their effective dates, including known contingent liabilities of every type; (iii) there has been no material adverse effect on the financial condition of Borrower since those dates.

6. AFFIRMATIVE COVENANTS: So long as this Note remains outstanding, as regards its business operations, Borrower will:

      6.1 Maintain insurance with financially sound and reputable insurers covering its properties and business against those casualties and contingencies and in the types and amounts as shall be in accordance with sound business practices and industry standards.

      6.2 Maintain its existence and business operations as presently in effect in accordance with all applicable laws and regulations, pay its debts and obligations when due under normal terms, the nonpayment of which will not have a material adverse effect on the financial condition of Borrower, and pay on or before the date they are last payable without penalty, all taxes, assessments, fees and other governmental monetary obligations, except as they may be contested in good faith if they have been properly reflected on its books and, at BIDCO's request, adequate funds or security has been pledged to insure payment.

      6.3 Maintain proper books of records and accounts in accordance with generally accepted accounting principles (subject to Section 6.4) and consistent with financial statements previously submitted to BIDCO.

      6.4 Furnish to BIDCO whatever information, books and records BIDCO may reasonably request, including at a minimum:

            A. Within thirty (30) days after each month, a balance sheet as of the end of that month, and a statement of profit and loss and surplus (including a comparison to previously submitted budgets), for that month and from the beginning of that fiscal year to the end of that month.

            B. Within one hundred twenty (120) days after, and as of the end of each of its fiscal years, detailed financial and operating statements, including a balance sheet and a statement of profit and loss and surplus. The


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                  statements shall be audited by Borrower's current independent certified public accounting firm which has been approved by BIDCO.

            All financial and operating statements submitted to BIDCO shall be prepared in accordance with generally accepted accounting principles ("G.A.A.P."), applied on a consistent basis, and shall be accompanied by a Certificate of Compliance, in the form attached as Exhibit A, executed by an officer of the Borrower. Notwithstanding the above, statements or records submitted or maintained pursuant to Sections 6.3 and 6.4A shall be in conformance with G.A.A.P. except for year-end adjustments, inventory verification and non-recurring adjustments to such financial statements or records not typically made for preparing interim financial statements.

      6.5 Furnish to BIDCO a written and detailed annual operating budget for each fiscal year during the Term not less than sixty (60) days prior to the beginning of the subject fiscal year.

      6.6 Furnish BIDCO with copies of all of Borrower's material correspondence with the Borrower's shareholders, directors, executive committees and the financial community.

      6.7   Cause Carl E. Voigt, IV to remain the President of Borrower.

      6.8 Hold Board of Directors meetings no less than one each one hundred and twenty days and invite BIDCO to each meeting.

      6.9 Notify BIDCO in the event that Borrower is or reasonably expects to be in default of any of the provisions hereof.

      6.10 During the term of the loan, purchase a life insurance policy on the life of Carl E. Voigt, IV, in an amount not less than the outstanding balance of the loan, and collaterally assign the policy to BIDCO as additional security for payment of this Note and the Revenue Participation Agreement. Borrower shall provide a copy of this insurance policy with a paid receipt to BIDCO prior to the beginning of each term of the insurance. All proceeds received from such life insurance by BIDCO shall be applied to any amounts due from Borrower to BIDCO, including, but not limited to, the outstanding loan balance, including principal and interest, and revenue participation payments. Any excess shall be paid to the Borrower.

7. NEGATIVE COVENANTS: Without the written consent of BIDCO, so long as this Note remains outstanding, as regards its business operations, Borrower will not:


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      7.1   Permit the ratio of its current assets to its current liabilities at any time during the indicated periods to be less than:

                  Ratio                 Period
                  -----                 ------

                  0.85:1.00             Closing until December 31, 1998
                  1.25:1.00             January 1, 1999 and thereafter

      7.2 Permit its net worth at any time during the indicated periods to be less than:

                  Net Worth             Period
                  ---------             ------
                  $  900,000            Closing until December 31, 1998
                  $1,150,000            January 1, 1999 until March 31, 1999
                  $1,100,000            April 1, 1999 until June 30, 1999
                  $1,400,000            July 1, 1999 until September 30, 1999
                  $2,000,000            October 1, 1999 until December 31, 1999
                  $1,600,000            January 1, 2000 until March 31, 2000
                  $1,500,000            April 1, 2000 until June 30, 2000
                  $1,900,000            July 1, 2000 until September 30, 2000
                  $2,500,000            October 1, 2000 until December 31, 2000
                  $2,100,000            January 1, 2001 until March 31, 2001
                  $2,050,000            April 1, 2001 until June 30, 2001
                  $2,450,000            July 1, 2001 until September 30, 2001
                  $2,500,000            October 1, 2001 and thereafter

      7.3 Permit the ratio of its total liabilities to its total net worth at any time during the indicated periods to be greater than:

                  Ratio                 Period
                  -----                 ------
                  5.00:1.00             Closing until December 31, 1998
                  3.50:1.00             January 1, 1999 until June 30, 1999
                  2.50:1.00             July 1, 1999 until December 31, 1999
                  2.00:1.00             January 1, 2000 until June 30, 2000
                  1.50:1.00             July 1, 2000 and thereafter

            The above ratios and net worth shall be computed on a basis consistent with financial statements previously submitted to BIDCO and in conformance with G.A.A.P. (subject to the modification to G.A.A.P. set forth in Section 6.4) For the purpose of calculation, net worth shall be reduced by loans to stockholders and related party receivables.


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      7.4   Acquire, repurchase or retire any shares of any class of its common stock, or declare or pay dividends or make any other distributions upon any shares of any class of its common stock, without the consent of BIDCO, which shall not be unreasonably withheld, except cash distributions to shareholders provided Borrower is a Subchapter "S" corporation at the time and the distribution is not greater than the income tax liability of the shareholders due to Borrower's Subchapter "S" status.

      7.5 Incur, or permit to remain outstanding, debt for borrowed money or installment obligations, except (i) debt to BIDCO, (ii) unsecured debt incurred in the ordinary course of business, (iii) debt disclosed in writing to BIDCO prior to the date hereof, (iv) other debt accepted by BIDCO in writing including those set forth on Exhibit "B" hereto and (v) debt incurred for equipment purchases or other capital expenditures which aggregate less than $50,000 per calendar year (the "Permitted Debt"). For the purposes of this covenant, the sale of Borrower's accounts receivable shall be deemed the incurring of debt for borrowed money.

      7.6 Create or permit to exist any lien on any of its property, real or personal, except: liens granted to the Senior Lender; liens to secure Permitted Debt (if consented to in writing by BIDCO); liens to BIDCO; purchase money liens amounting to less than $50,000 per calendar year; liens incurred in the ordinary course of business securing current nondelinquent liabilities for taxes, worker's compensation, unemployment insurance, social security and pension liabilities, and liens for taxes being contested in good faith.

      7.7 Except in the ordinary course of business or with the consent of BIDCO (which consent shall not be unreasonably withheld), (i) consolidate with or merge into any corporation or business entity, or permit any corporation or business entity to merge into it; (ii) nor convey, lease or sell all or a material portion of its assets or business, nor lease, purchase or otherwise acquire all or a material portion of the assets or business of any other person, corporation or business entity.

      7.8 Guarantee or otherwise become or remain secondarily liable on the undertaking of another, except on endorsement for deposit and collection in the ordinary course of business.

      7.9 Purchase or acquire any securities of, or make any loans or advances to, or investment in, any person, firm or corporation, except obligations of the United States Government, open market commercial paper rated one of the top two ratings by a rating agency of recognized standing and/or certificates of deposit in commercial banks.


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      7.10  Create any subsidiary or any other class of common stock other than the now existing classes of Common Stock or change its fiscal year.

      7.11 Enter into any partnership or joint venture, or cause or allow any shareholder of Borrower to enter into any partnership or joint venture which shall be related to the activities of the Borrower except consistent with Borrower's prior practice and which does not result in a diminution of revenues which would have otherwise have been received by Borrower.

      7.12 Cause or allow Carl E. Voigt, III or Carl E. Voigt, IV to sell, transfer or otherwise dispose of any of their shares in Common Stock of the Borrower except the transfer to a revocable living trust for the primary benefit of the shareholder, or his or her immediate family, being his or her spouse, lineal descendants or their spouses, the trustee of which is the shareholder.

      7.13 Cause or allow the Borrower to purchase, sell or issue any shares of any class of its common stock, except employee and director stock option plans as in existence at the date hereof.

      7.14 Amend or revise its Articles of Incorporation or Bylaws such that a super majority of any class of outstanding common stock is required for shareholder action.

8. EVENTS OF DEFAULT/ACCELERATION: There shall be a default of this Note, and this Note and all other liabilities of the Borrower to BIDCO shall immediately mature and be due and payable, without notice or demand, unless BIDCO otherwise elects, upon the occurrence of any of the following events:

      8.1 Default in the payment of this Note or any other obligation owing to BIDCO or material debt to any other creditor, other than unsecured debt incurred during the ordinary course of business, and such default continues for a period of ten (10) days without cure.

      8.2 Default in the performance of any term or condition of this Note or in any document given as security for this Note, or in any other material agreement between the Borrower and any creditor, and such default continues without cure for a period of ten (10) days.

      8.3 Any warranty, representation, or statement made or furnished to BIDCO by Borrower hereunder or otherwise is untrue in any material respect.

      8.4 If any "reportable event" (as defined in the Employee Retirement Income Security Act of 1974, as amended) occurs.


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      8.5   The dissolution, termination of existence, suspension of business
            (including failure to open for business for more than five (5) consecutive days), or insolvency of Borrower; or the appointment of a receiver for any part of the property of Borrower; or the making of an assignment for the benefit of creditors by Borrower; or the commencement of bankruptcy or insolvency proceedings by Borrower; or the commencement of bankruptcy or insolvency proceedings against Borrower which are not dismissed within sixty (60) days; or the Borrower admits in writing its inability to pay its debts as they mature; or death of the President of the Borrower.

      8.6 The material loss, theft, damage or destruction, without insurance, or the encumbrance to or of any material part or all of the Collateral.

      8.7 The entry, placement or issuance of any judgment, levy, lien, writ of attachment, writ of garnishment, writ of execution or similar process, against Borrower or any of Borrower's property unless they do not have a material adverse impact on Borrower's financial condition.

      8.8 The sale of a material part of the Borrower's assets or business, outside the ordinary course of business, without BIDCO's written consent which shall not be unreasonably withheld.

      8.9 BIDCO shall deem itself insecure in reasonable good faith believing that the prospect of payment of liabilities or performance under this Note is materially impaired.

      8.10 Any event which results in the acceleration of the maturity of any debt of Borrower to BIDCO or a material debt to others under any notice, indenture, agreement or undertaking.

      8.11 Failure to observe and perform any of the terms and conditions of the Revenue Participation Agreement, of even date, entered into by the Borrower and BIDCO.

9. REMEDIES ON DEFAULT: If either the Principal or Interest amounts of this Note are not paid at maturity, whether by acceleration or otherwise, BIDCO shall have all of the rights and remedies provided by any law or agreement. Further, and without extending the maturity date thereof, or otherwise limiting the scope or nature of remedies of BIDCO in the event of a default hereunder, BIDCO shall have the right, but not the obligation, upon notice to the Borrower, to deem that any or all said due and unpaid Interest Payments are to be converted to and included as unpaid principal under the respective Note, and payment of principal and interest thereon shall become due and payable from the due date according to the terms of such Note. Any requirement of reasonable notice shall be met if BIDCO sends the notice to the Borrower at least ten (10) days prior to the date of sale, disposition or other event giving rise to the required notice. BIDCO is


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      authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person, firm or corporation, with or without designation of the capacity of the nominee. The Borrower shall be liable for any deficiency remaining after disposition of any Collateral.

10.   MISCELLANEOUS:

      10.1 No delay on the part of BIDCO in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by BIDCO of any right or remedy shall preclude any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by BIDCO of any default shall be effective unless in writing and signed by BIDCO, nor shall a waiver on one occasion be construed as a bar to or waiver of any such right on any future occasion. Any election to waive its right of acceleration shall not be construed as a bar to or waiver of any right to elect acceleration on a future occasion. An election by BIDCO to convert any unpaid interest payment to principal shall not require BIDCO to make a similar election in respect of subsequent unpaid interest payments hereunder.

      10.2  Any reference to BIDCO shall include any holder of this Note. This
            Note is assignable and transferable individually or collectively upon written notice to the Borrower.

      10.3 This Note is governed by Michigan law without giving effect to any choice or conflict of law provision or rule (whether of Michigan or any other jurisdiction) that would cause the application of the laws of any other jurisdiction other than Michigan to apply.

            Each of the parties submits to the exclusive jurisdiction of the United States District Courts for the Southern and Eastern Districts of Michigan, and if subject matter jurisdiction is not available in the Oakland County Circuit Court, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined through such courts. Each party also agrees not to bring any such action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought.

      10.4 The Borrower is liable to BIDCO for all reasonable costs and expenses, of every kind, incurred in the making or collection of this Note, including, without limitation, actual attorney fees and court costs. These costs and expenses shall include, without limitation, any costs or expenses incurred by BIDCO in any bankruptcy, reorganization, insolvency or other similar proceeding.


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      10.5  All notices required or permitted under this Note shall be in writing and personally delivered, sent by certified mail, return receipt requested or by a reliable overnight delivery service, to the respective address above, or to any other address required by the respective party, or by facsimile transmission with confirmation of receipt, and notice shall be deemed given on the earlier of: a) three (3) business days after notice is mailed as set forth above; or b) upon actual receipt.

      10.6 If any provision of this agreement is invalid, it shall be ineffective only to the extent of its invalidity, and the remaining provisions shall be valid and effective.

      10.7 Borrower expressly waives presentment, demand, notice (other than notice of an event of default if otherwise required by this Note), protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

      10.8 At no time shall the interest payable hereunder be deemed to exceed the maximum interest rate permitted to be paid by the Borrower or received by BIDCO with respect to the indebtedness represented by this Note under applicable law (the "Legal Rate"). In the event any interest is charged or received by BIDCO in excess of the Legal Rate, the Borrower acknowledges that any such excess interest shall be the result of an accidental and bona fide error, and such excess shall first be applied to reduce the principal then unpaid hereunder (in inverse order of their maturities if principal amounts are due in installments); second, applied to reduce any obligation for other indebtedness of the Borrower to BIDCO; and third, any remaining excess returned to the Borrower.

      10.9 If any payment applied to BIDCO to this Note is subsequently set aside, recovered, rescinded or otherwise required to be returned or disgorged by BIDCO for any reason (pursuant to bankruptcy proceedings, fraudulent conveyance statutes or otherwise), this Note shall be deemed to have continued in existence, notwithstanding the application, and this Note shall be enforceable as to the payment of such payment as fully as if BIDCO had not received or applied the payment.

      10.10 Borrowers, on one hand, and BIDCO, on the other hand, acknowledge that the right to trial by jury is a constitutional one, but that it may be waived. BIDCO AND BORROWER, AFTER CONSULTING COUNSEL OF THEIR CHOICE, EACH HEREBY KNOWINGLY AND VOLUNTARILY, WITHOUT COERCION, WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES BETWEEN THEM. Neither Borrower nor BIDCO shall be deemed to have given up this waiver of jury trial unless such relinquishment is in a written instrument signed by the party to be charged.


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      10.11 This Agreement may be amended only in a writing signed by Borrower and BIDCO.

WITNESS:                            FUNDEX GAMES, LTD.,
                                    a Nevada corporation,


______________________________      By:______________________________
                                        Carl E. Voigt, IV, President

STATE OF MICHIGAN  )
COUNTY OF OAKLAND  ) ss.

      On this 27th day of August, 1998, before me personally appeared Carl E. Voigt, IV who acknowledge executing the foregoing instrument on behalf of FUNDEX GAMES, LTD.

                                    _________________________________

                                    Notary Public, ___________ County
                                    My commission expires: __________


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                              TABLE OF EXHIBITS TO
                    BUSINESS LOAN NOTE DATED AUGUST 27, 1998


Exhibit A   -   Certificate of Compliance

Exhibit B   -   Permitted Debt

Exhibit C   -   Schedule of Equipment Leases